                                  Exhibit 21.1
                                  ------------

                          List of Company Subsidiaries

Subsidiary                                               Jurisdiction of Incorporation/Organization
----------                                               ------------------------------------------
Royal BodyCare USA, Inc.                                                    Texas
MPM Medical, Inc.                                                           Texas
Royal BodyCare Canada, Inc.                                                 Canada
Pure Life International Products, Inc.*                                     Canada
BizAdigm, Inc.                                                              Nevada

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*Subsidiary of Royal BodyCare Canada, Inc.


                                      21.1